Certification of Principal Executive Officer
Pursuant to Exchange Act Rule 13a-14(a)/15d-14(a) as
Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, John Baylouny, certify that:

1.    I have reviewed this Quarterly Report on Form 10-Q/A of Leonardo DRS, Inc.; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 6, 2026

/s/ John Baylouny
John Baylouny
Chief Executive Officer
(Principal Executive Officer)